Exhibit 99.1

Strategic Education, Inc. Reports Fourth Quarter 2021 Results

HERNDON, Va.--(BUSINESS WIRE)--February 25, 2022--Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended December 31, 2021.

“We are very proud of the organization’s commitment over the past year to the success of our students and our mission to enable economic mobility,” said Karl McDonnell, Chief Executive Officer of Strategic Education. “As we enter 2022, we are focused on investing in opportunities within our diversified portfolio, including more growth in the Education Technology Services and Australia/New Zealand segments and continued recovery in our U.S. Higher Education segment.”

STRATEGIC EDUCATION CONSOLIDATED RESULTS

[Note: Strategic Education’s financial results for any periods ended prior to November 3, 2020 do not include the financial results of the Australia/New Zealand acquisition and are therefore not directly comparable.]

Three Months Ended December 31

  Revenue increased 1.7% to $272.1 million compared to $267.5 million for the same period in 2020. Adjusted revenue, which is a non-GAAP financial measure, decreased 2.1% to $272.8 million compared to $278.8 million for the same period in 2020. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Income from operations was $27.9 million or 10.2% of revenue, compared to $3.6 million or 1.3% of revenue for the same period in 2020. Adjusted income from operations, which is a non-GAAP financial measure, was $37.9 million in 2021 compared to $47.1 million for the same period in 2020. The adjusted operating income margin, which is a non-GAAP financial measure, was 13.9% compared to 16.9% for the same period in 2020.
  Net income was $21.7 million in 2021 compared to $5.9 million for the same period in 2020. Adjusted net income, which is a non-GAAP financial measure, was $27.7 million compared to $33.4 million for the same period in 2020.
  Adjusted EBITDA, which is a non-GAAP financial measure, was $56.1 million compared to $64.2 million for the same period in 2020.
  Diluted earnings per share was $0.90 compared to $0.25 for the same period in 2020. Adjusted diluted earnings per share, which is a non-GAAP financial measure, decreased to $1.15 from $1.39 for the same period in 2020. Diluted weighted average shares outstanding decreased to 24,098,000 from 24,143,000 for the same period in 2020.

Year Ended December 31

  Revenue increased 10.1% to $1,131.7 million compared to $1,027.7 million in 2020. Adjusted revenue, which is a non-GAAP financial measure, increased 9.0% to $1,132.1 million compared to $1,038.9 million in 2020. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Income from operations was $73.9 million or 6.5% of revenue, compared to $109.4 million or 10.6% of revenue in 2020. Adjusted income from operations, which is a non-GAAP financial measure, was $165.3 million in 2021 compared to $211.1 million in 2020. The adjusted operating income margin, which is a non-GAAP financial measure, was 14.6% compared to 20.3% in 2020.
  Net income was $55.1 million in 2021 compared to $86.3 million in 2020. Adjusted net income, which is a non-GAAP financial measure, was $116.4 million compared to $152.7 million in 2020.
  Adjusted EBITDA, which is a non-GAAP financial measure, was $237.3 million compared to $271.2 million in 2020.
  Diluted earnings per share was $2.28 compared to $3.77 in 2020. Adjusted diluted earnings per share, which is a non-GAAP financial measure, decreased to $4.82 from $6.68 in 2020. Diluted weighted average shares outstanding increased to 24,122,000 from 22,860,000 in 2020, due primarily to new shares issued to facilitate the acquisition of Torrens University and associated assets in Australia and New Zealand.

U.S. Higher Education Segment Highlights

  The U.S. Higher Education segment (USHE) is comprised of Strayer University and Capella University.
  For the fourth quarter, student enrollment within USHE decreased 14.3% to 78,721 compared to 91,846 for the same period in 2020. Full-year 2021 student enrollment within USHE decreased 11.0% compared to 2020.
  For the fourth quarter, FlexPath enrollment was 18% of USHE enrollment compared to 15% for the same period in 2020.
  Revenue decreased 14.9% to $198.6 million in the fourth quarter of 2021 compared to $233.4 million for the same period in 2020, driven by lower fourth quarter enrollment and slightly lower revenue-per-student.
  Income from operations decreased to $19.9 million in the fourth quarter of 2021 from $44.2 million for the same period in 2020. The operating income margin was 10.0%, compared to 18.9% for the same period in 2020.
  Strayer University has now reopened 50 campuses that had been closed during the COVID-19 pandemic, and continues to evaluate reopening additional campuses in 2022.

Education Technology Services Segment Highlights

  The Alternative Learning segment has been renamed to the Education Technology Services segment, and is comprised primarily of Employer Solutions, Sophia Learning, and Workforce Edge.
  For the fourth quarter, employer affiliated enrollment was 21.7% of USHE enrollment compared to 18.8% for the same period in 2020. Full-year 2021 employer affiliated enrollment was 21.0% of USHE enrollment compared to 17.8% in 2020.
  As of December 31, 2021, Workforce Edge had a total of 32 corporate agreements, collectively employing approximately 640,000 employees.
  Revenue increased 29.8% to $13.9 million in the fourth quarter of 2021 compared to $10.7 million for the same period in 2020, driven by growth in Sophia Learning subscriptions.
  Income from operations increased to $5.1 million in the fourth quarter of 2021 from $4.9 million for the same period in 2020. The operating income margin was 36.5%, compared to 45.9% for the same period in 2020.

Australia/New Zealand Segment Highlights

  The Australia/New Zealand segment (ANZ) is comprised of Torrens University, Think Education, and Media Design School.
  For the fourth quarter, student enrollment within ANZ was 18,942. On a pro forma basis, full-year 2021 student enrollment within ANZ increased 1.5% compared to 2020.
  Revenue was $59.6 million in the fourth quarter of 2021, and adjusted revenue, which is a non-GAAP financial measure, was $60.3 million.
  Income from operations was $12.8 million or 21.6% of revenue in the fourth quarter of 2021, and adjusted income from operations, which is a non-GAAP financial measure, was $12.9 million or 21.4% of adjusted revenue.

BALANCE SHEET AND CASH FLOW

At December 31, 2021, Strategic Education had cash, cash equivalents, and marketable securities of $298.8 million, and $141.6 million outstanding under its revolving credit facility. Cash provided by operations in 2021 was $180.5 million compared to $142.9 million in 2020. Capital expenditures for 2021 were $49.4 million compared to $46.8 million in 2020.

For the fourth quarter of 2021, consolidated bad debt expense as a percentage of revenue was 4.5%, compared to 5.5%, or 5.3% of adjusted revenue, which is a non-GAAP financial measure, for the same period in 2020.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on March 14, 2022 to shareholders of record as of March 7, 2022.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its fourth quarter 2021 results at 10:00 a.m. (ET) today. To participate in the live call, investors should dial (877) 303-9047 ten minutes prior to the start time. In addition, the call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) U.S. Higher Education, including Strayer University and Capella University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs including the Jack Welch Management Institute at Strayer University, and non-degree web and mobile application development courses through Strayer University’s Hackbright Academy and Devmountain; 2) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, enabling education benefits programs through low-cost online general education courses that are ACE-recommended for college credit; and 3) Australia/New Zealand, comprised of Torrens University, Think Education, and Media Design School that collectively offer certificate and degree programs in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

  the pace of student enrollment;

  Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;

  rulemaking by the Department of Education and increased focus by the U.S. Congress on for-profit education institutions;

  competitive factors;

  risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people and economies;

  the impact of regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, including restrictions on business operations or social distancing requirements;

  risks associated with the opening of new campuses;

  risks associated with the offering of new educational programs and adapting to other changes;

  risks associated with the acquisition of existing educational institutions, including in the case of Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand, the risk that the benefits of the acquisition may not be fully realized or may take longer to realize than expected, and the risk that the acquisition may not advance Strategic Education’s business strategy and growth strategy;

  risks relating to the timing of regulatory approvals;

  Strategic Education’s ability to implement its growth strategy;

  the risk that the combined company may experience difficulty integrating employees or operations;

  risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;

  general economic and market conditions; and

  additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data)

	For the three months ended December 31,		For the twelve months ended December 31,
	2020	2021	2020	2021
Revenues	$267,494	$272,099	$1,027,653	$1,131,686
Costs and expenses:
Instructional and support costs	147,007	148,867	532,661	608,261
General and administration	84,635	85,391	295,231	361,345
Amortization of intangible assets	17,974	3,764	64,225	51,495
Merger and integration costs	5,912	7,141	13,770	11,201
Restructuring costs	8,358	(928)	12,382	25,472
Total costs and expenses	263,886	244,235	918,269	1,057,774
Income from operations	3,608	27,864	109,384	73,912
Other income (expense)	(101)	1,611	4,573	2,687
Income before income taxes	3,507	29,475	113,957	76,599
Provision (benefit) for income taxes	(2,410)	7,795	27,689	21,512
Net income	$5,917	$21,680	$86,268	$55,087
Earnings per share:
Basic	$0.25	$0.91	$3.81	$2.30
Diluted	$0.25	$0.90	$3.77	$2.28
Weighted average shares outstanding:
Basic	23,955	23,924	22,633	23,955
Diluted	24,143	24,098	22,860	24,122

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share data)

	December 31, 2020	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$187,509	$268,918
Marketable securities	7,557	6,501
Tuition receivable, net	50,169	51,277
Income taxes receivable	1,429	313
Other current assets	39,458	40,777
Total current assets	286,122	367,786
Property and equipment, net	158,854	150,589
Right-of-use lease assets	120,687	149,587
Marketable securities, non-current	30,270	23,377
Intangible assets, net	326,420	276,380
Goodwill	1,318,526	1,285,864
Other assets	54,928	52,297
Total assets	$2,295,807	$2,305,880

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$104,742	$95,518
Contract liabilities	60,501	73,232
Lease liabilities	34,809	27,005
Total current liabilities	200,052	195,755
Long-term debt	141,823	141,630
Deferred income tax liabilities	53,407	44,595
Lease liabilities, non-current	106,151	162,821
Other long-term liabilities	46,055	47,089
Total liabilities	547,488	591,890
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,418,939 and 24,592,098 shares issued and outstanding at December 31, 2020 and December 31, 2021, respectively	244	246
Additional paid-in capital	1,519,549	1,529,969
Accumulated other comprehensive income	48,880	9,203
Retained earnings	179,646	174,572
Total stockholders’ equity	1,748,319	1,713,990
Total liabilities and stockholders’ equity	$2,295,807	$2,305,880

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	For the year ended December 31,
	2020	2021
Cash flows from operating activities:
Net income	$86,268	$55,087
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on sale of marketable securities	—	781
Gain on sale of property and equipment	—	(2,656)
Amortization of deferred financing costs	466	552
Amortization of investment discount/premium	146	70
Depreciation and amortization	109,154	103,416
Deferred income taxes	(13,431)	(7,710)
Stock-based compensation	14,610	18,149
Impairment of right-of-use lease assets	848	18,876
Changes in assets and liabilities:
Tuition receivable, net	19,659	(196)
Other assets	(32,326)	(6,964)
Accounts payable and accrued expenses	(22,685)	(6,700)
Income taxes payable and income taxes receivable	(4,020)	1,196
Contract liabilities	(10,095)	13,995
Other liabilities	(5,689)	(7,369)
Net cash provided by operating activities	142,905	180,527

Cash flows from investing activities:
Cash paid for acquisition, net of cash acquired	(628,759)	—
Purchases of property and equipment	(46,812)	(49,433)
Purchases of marketable securities	(1,863)	—
Proceeds from marketable securities	36,192	9,300
Proceeds from sale of property and equipment	—	8,331
Other investments	(950)	(1,292)
Net cash used in investing activities	(642,192)	(33,094)

Cash flows from financing activities:
Net proceeds from issuance of common stock	220,248	—
Proceeds from long-term debt	145,630	—
Common dividends paid	(55,956)	(59,045)
Net payments for stock awards	(24,741)	(2,938)
Payments on long-term debt	(3,807)	—
Payment of deferred financing costs	(1,940)	—
Repurchase of common stock	(247)	(5,905)
Net cash provided by (used in) financing activities	279,187	(67,888)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,623	(2,353)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(218,477)	77,192
Cash, cash equivalents, and restricted cash — beginning of period	420,497	202,020
Cash, cash equivalents, and restricted cash — end of period	$202,020	$279,212

STRATEGIC EDUCATION, INC. UNAUDITED SEGMENT REPORTING (in thousands)

	For the three months ended December 31,		For the twelve months ended December 31,
	2020	2021	2020	2021
Revenues:
U.S. Higher Education	$233,405	$198,623	$966,579	$829,270
Australia/New Zealand	23,381	59,575	23,381	250,124
Education Technology Services	10,708	13,901	37,693	52,292
Consolidated revenues	$267,494	$272,099	$1,027,653	$1,131,686
Income (loss) from operations:
U.S. Higher Education	$44,213	$19,933	$193,393	$104,914
Australia/New Zealand	(13,275)	12,839	(13,275)	35,855
Education Technology Services	4,914	5,069	19,643	21,311
Amortization of intangible assets	(17,974)	(3,764)	(64,225)	(51,495)
Merger and integration costs	(5,912)	(7,141)	(13,770)	(11,201)
Restructuring costs	(8,358)	928	(12,382)	(25,472)
Consolidated income from operations	$3,608	$27,864	$109,384	$73,912

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, and amortization and depreciation expense related to intangible assets and software assets associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (2) transaction and integration expenses associated with the Company's merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (3) severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring, (4) income/loss recognized from the Company’s investments in partnership interests and other investments, (5) discrete tax adjustments utilizing adjusted effective income tax rates of 28.4% and 25.5% for the three months ended December 31, 2020 and 2021, respectively, and an adjusted effective income tax rate of 28.5% for the twelve months ended December 31, 2020 and 2021, and (6) foreign currency exchange impact related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate. We define EBITDA as net income before other income, the provision for income taxes, gains on sale of property and equipment, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, a purchase accounting adjustment to record acquired contract liabilities at fair value, and the amounts in (2), (3) and (6) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED REVENUE, ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM OPERATIONS, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED EPS

(in thousands, except per share data)

		For the three months ended December 31, 2020 Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	Foreign exchange adjustments(6)	As Adjusted (Non- GAAP)
Revenues	$267,494	$11,296	$—	$—	$—	$—	$—	$278,790
Total costs and expenses	$263,886	$(17,974)	$(5,912)	$(8,358)	$—	$—	$—	$231,642
Income from operations	$3,608	$29,270	$5,912	$8,358	$—	$—	$—	$47,148
Operating margin	1.3%							16.9%
Income before income taxes	$3,507	$29,270	$5,912	$8,358	$(315)	$—	$—	$46,732
Net income	$5,917	$29,270	$5,912	$8,358	$(315)	$(15,700)	$—	$33,442

Earnings per share:
Diluted	$0.25							$1.39

Weighted average shares outstanding:
Diluted	24,143							24,143

		For the three months ended December 31, 2021 Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	Foreign exchange adjustments(6)	As Adjusted (Non- GAAP)
Revenues	$272,099	$—	$—	$—	$—	$—	$698	$272,797
Total costs and expenses	$244,235	$(3,764)	$(7,141)	$928	$—	$—	$646	$234,904
Income from operations	$27,864	$3,764	$7,141	$(928)	$—	$—	$52	$37,893
Operating margin	10.2%							13.9%
Income before income taxes	$29,475	$3,764	$7,141	$(928)	$(2,330)	$—	$52	$37,174
Net income	$21,680	$3,764	$7,141	$(928)	$(2,330)	$(1,682)	$52	$27,697

Earnings per share:
Diluted	$0.90							$1.15

Weighted average shares outstanding:
Diluted	24,098							24,098
		For the twelve months ended December 31, 2020 Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	Foreign exchange adjustments(6)	As Adjusted (Non- GAAP)
Revenues	$1,027,653	$11,296	$—	$—	$—	$—	$—	$1,038,949
Total costs and expenses	$918,269	$(64,225)	$(13,770)	$(12,382)	$—	$—	$—	$827,892
Income from operations	$109,384	$75,521	$13,770	$12,382	$—	$—	$—	$211,057
Operating margin	10.6%							20.3%
Income before income taxes	$113,957	$75,521	$13,770	$12,382	$(2,094)	$—	$—	$213,536
Net income	$86,268	$75,521	$13,770	$12,382	$(2,094)	$(33,141)	$—	$152,706

Earnings per share:
Diluted	$3.77							$6.68

Weighted average shares outstanding:
Diluted	22,860							22,860

		For the twelve months ended December 31, 2021 Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	Foreign exchange adjustments(6)	As Adjusted (Non- GAAP)
Revenues	$1,131,686	$3,646	$—	$—	$—	$—	$(3,209)	$1,132,123
Total costs and expenses	$1,057,774	$(51,495)	$(11,201)	$(25,472)	$—	$—	$(2,823)	$966,783
Income from operations	$73,912	$55,141	$11,201	$25,472	$—	$—	$(386)	$165,340
Operating margin	6.5%							14.6%
Income before income taxes	$76,599	$55,141	$11,201	$25,472	$(5,300)	$—	$(386)	$162,727
Net income	$55,087	$55,141	$11,201	$25,472	$(5,300)	$(24,865)	$(386)	$116,350

Earnings per share:
Diluted	$2.28							$4.82

Weighted average shares outstanding:
Diluted	24,122							24,122
(1)	Reflects a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, and amortization and depreciation expense of intangible assets and software assets acquired through the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.
(2)	Reflects transaction and integration expenses associated with the Company's merger with Capella Education Company, including premerger litigation settlement in principle, net of insurance recovery, and the Company's acquisition of Torrens University and associated assets in Australia and New Zealand.
(3)	Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring.
(4)	Reflects income recognized from the Company's investments in partnership interests and other investments.
(5)	Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing adjusted effective income tax rates of 28.4% and 25.5% for the three months ended December 31, 2020 and 2021, respectively, and an adjusted effective income tax rate of 28.5% for the twelve months ended December 31, 2020 and 2021.
(6)	Reflects foreign currency exchange impact related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate.

STRATEGIC EDUCATION, INC. UNAUDITED NON-GAAP SEGMENT REPORTING (in thousands)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2020	2021	2020	2021
Revenues:
U.S. Higher Education	$233,405	$198,623	$966,579	$829,270
Australia/New Zealand	23,381	59,575	23,381	250,124
Education Technology Services	10,708	13,901	37,693	52,292
Consolidated revenues	267,494	272,099	1,027,653	1,131,686

Adjustments to consolidated revenues:
U.S. Higher Education	—	—	—	—
Australia/New Zealand(1)	11,296	698	11,296	437
Education Technology Services	—	—	—	—
Total adjustments to consolidated revenues	11,296	698	11,296	437

Adjusted revenues by segment:
U.S. Higher Education	233,405	198,623	966,579	829,270
Australia/New Zealand	34,677	60,273	34,677	250,561
Education Technology Services	10,708	13,901	37,693	52,292
Adjusted consolidated revenues	$278,790	$272,797	$1,038,949	$1,132,123

Income (loss) from operations:
U.S. Higher Education	$44,213	$19,933	$193,393	$104,914
Australia/New Zealand	(13,275)	12,839	(13,275)	35,855
Education Technology Services	4,914	5,069	19,643	21,311
Amortization of intangible assets	(17,974)	(3,764)	(64,225)	(51,495)
Merger and integration costs	(5,912)	(7,141)	(13,770)	(11,201)
Restructuring costs	(8,358)	928	(12,382)	(25,472)
Consolidated income from operations	3,608	27,864	109,384	73,912

Adjustments to consolidated income from operations:
Australia/New Zealand(2)	11,296	52	11,296	3,260
Amortization of intangible assets	17,974	3,764	64,225	51,495
Merger and integration costs	5,912	7,141	13,770	11,201
Restructuring costs	8,358	(928)	12,382	25,472
Total adjustments to consolidated income from operations	43,540	10,029	101,673	91,428

Adjusted income (loss) from operations by segment:
U.S. Higher Education	44,213	19,933	193,393	104,914
Australia/New Zealand	(1,979)	12,891	(1,979)	39,115
Education Technology Services	4,914	5,069	19,643	21,311
Total adjusted income from operations	$47,148	$37,893	$211,057	$165,340

(1)	Adjustments to the Australia/New Zealand segment revenue include a purchase accounting adjustment of $11.3 million for the three and twelve months ended December 31, 2020, and a purchase accounting adjustment of $3.6 million for the twelve months ended December 31, 2021, to record acquired contract liabilities at fair value as a result of the Company's acquisition of Torrens University and associated assets in Australia and New Zealand, and foreign currency exchange impact of $0.7 million and ($3.2) million for the three and twelve months ended December 31, 2021, respectively, related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate.
(2)	Adjustments to the Australia/New Zealand segment income from operations include the aforementioned purchase accounting revenue adjustment of $11.3 million for the three and twelve months ended December 31, 2020, and the aforementioned purchase accounting revenue adjustment of $3.6 million for the twelve months ended December 31, 2021, to record acquired contract liabilities at fair value as a result of the Company's acquisition of Torrens University and associated assets in Australia and New Zealand, and foreign currency exchange impact of $0.1 million and ($0.4) million for the three and twelve months ended December 31, 2021, respectively, related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate.

STRATEGIC EDUCATION, INC. UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES ADJUSTED EBITDA (in thousands)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2020	2021	2020	2021

Net income	$5,917	$21,680	$86,268	$55,087
Provision (benefit) for income taxes	(2,410)	7,795	27,689	21,512
Other (income) expense	101	(1,611)	(4,573)	(2,687)
Gain on sale of property and equipment	—	(1,975)	—	(2,656)
Depreciation and amortization	30,965	15,228	109,154	103,416
EBITDA (1)	34,573	41,117	218,538	174,672
Stock-based compensation	3,851	5,435	14,610	18,852
Merger and integration costs (2)	5,912	7,141	13,770	11,201
Restructuring costs (3)	8,009	1,026	12,033	25,472
Cloud computing amortization (4)	520	1,347	983	3,848
Contract liability adjustment (5)	11,296	—	11,296	3,646
Foreign currency exchange impact (6)	—	52	—	(386)
Adjusted EBITDA (1)	$64,161	$56,118	$271,230	$237,305
(1)	Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.
(2)	Reflects transaction and integration charges associated with the Company's merger with Capella Education Company, including premerger litigation settlement in principle, net of insurance recovery, and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.
(3)	Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring. Includes $0.7 million of stock-based compensation benefit related to forfeitures of stock-based awards for the twelve months ended December 31, 2021. Excludes $2.0 million and $2.7 million of gain on sale of property and equipment for the three and twelve months ended December 31, 2021, respectively. Excludes $0.3 million of depreciation and amortization expense for the three months ended December 31, 2020, and $0.3 million and $2.7 million of depreciation and amortization expense for the twelve months ended December 31, 2020 and 2021, respectively.
(4)	Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.
(5)	Reflects a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.
(6)	Reflects foreign currency exchange impact related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate.

Contacts

Terese Wilke
Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com